Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

March 6, 2015

Board of Directors
Capstead Mortgage Corporation
8401 North Central Expressway
Suite 800
Dallas, TX 75225

Ladies and Gentlemen:

We are acting as Maryland counsel to Capstead Mortgage Corporation, a Maryland corporation (the “Company”), in connection with the proposed public offering of up to 15,000,000 shares of Common Stock, $.01 par value per share (the “Common Shares”) that are being offered and sold pursuant to the Company’s Registration Statement on Form S-3ASR (file no. 333-201611) initially filed with the Securities and Exchange Commission on January 20, 2015 (the “Registration Statement”), all of which Common Shares are to be sold by the Company pursuant to the Sales Agency Agreement, dated as of January 23, 2015, by and between the Company and IFS Securities, Inc. (dba Brinson Patrick a division of IFS Securities, Inc.) (the “Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) at the time of offer, issuance and sale of the Common Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; and (ii) the Common Shares will not be issued in violation of the ownership limit contained in the Company’s charter.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended and currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

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Capstead Mortgage Corporation	- 2 -	March 6, 2015

Based upon, subject to and limited by the foregoing, we are of the opinion that:

The Common Shares, upon issuance pursuant to the Agreement and the resolutions of the Board of Directors of the Company authorizing the Common Shares and receipt by the Company of the consideration specified in such resolutions, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the registration of the Common Shares pursuant to the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the registration of the Common Shares.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K related to the public offering of the Common Shares.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP
HOGAN LOVELLS US LLP